EXHIBIT 10.54

[BOEHRINGER
INGELHEIM LOGO]

Boehringer Ingelheim International GmbH - 55216 Ingelheim am Rhein InterMune Pharmaceuticals 3280 Bayshore Blvd Brisbane, CA 94005 U.S.A.	Boehringer Ingelheim International GmbH
1 July 2002
Development and Marketing Agreement dated March 23, 2001 (Agreement)	Our reference CD Dr.Mi-mw
Dear Sirs	Dr. David Mitchard Phone +49/61 32/77-34 08 Fax +49/61 32/77-35 83 E-Mail mitchard@ing.boehringer-ingelheim.com
Words and expressions defined or interpreted in the Agreement shall have the same meanings and interpretations when used in this letter. We propose the following changes to the Agreement:	Binger Strasse 173 55216 Ingelheim am Rhein Germany Phone +49/61 32/77-0 Fax +49/61 32/72-0 www.boehringer-ingelheim.com
1.10
The definition Field is extended to include non-Hodgkin's Lymphoma (NHL).

1.22
The definition New Indications is extended to include NHL.

1.25
The definition Protocols is extended to include the clinical protocol entitled

  "GINHL-001"

  which InterMune sent to BII with a letter dated May 30, 2002.

If you agree with the above, please signify your acceptance by signing and returning one original of this letter.

Yours faithfully BOEHRINGER INGELHEIM INTERNATIONAL GmbH ppa. /s/ Dr. Mitchard Jesse Dr. Mitchard Jesse	Accepted for and on behalf of InterMune, Inc. /s/ John J. Wulf John J. Wulf by: Sr. V.P. of Corporate Development Date: July 9, 2002	Board of Managing Directors
Prof. Dr Dr h.c. Rolf Krebs
(Chairman)
Dr Alessandro Banchi
Dr Dr Andreas Barner
Dr Hans-Jürgen Leuchs
Prof. Dr Marbod Muff

Seat Ingelheim am Rhein
Commercial Register
Bingen HR B 1063

Deutsche Bank AG
BLZ 550 700 40
Account No. 0122 580
Swift: DEUTDE5M